Exhibit 1.1
Perella Weinberg Partners
Class A Common Stock, Par Value $0.0001 Per Share

Underwriting Agreement

January ___, 2022
JMP Securities LLC
600 Montgomery Street, Suite 1100
San Francisco, California 94111

Ladies and Gentlemen:
Perella Weinberg Partners, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to JMP Securities LLC (the "Underwriter") an aggregate of 3,502,033 shares of Class A common stock, par value $0.0001 per share (“Stock”) of the Company. The aggregate of 3,502,033 shares to be sold by the Company is herein called the “Shares.” The Company will use a portion of the net proceeds it receives from the sale of the Shares to purchase from certain non-employee holders (i) outstanding Class A partnership units of PWP Holdings LP (“OpCo”), a Delaware limited partnership, the general partner of which is a wholly owned subsidiary of the Company and (ii) outstanding shares of the Company’s Class B common stock, par value $0.0001 per share (“Class B common stock”).
1.    The Company and OpCo, jointly and severally represent and warrant to, and agree with, the Underwriter that:
(a)    A registration statement on Form S–1 (File No. 333-261785) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”;
(b)    (A) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);
(c)    For the purposes of this Agreement, the “Applicable Time” is ___:___ [a.m. / p.m.] (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule I hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of the Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;
(d)    [Reserved];
(e)    The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; as of the applicable effective date as to each part of the Registration Statement, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the Time of Delivery, the Prospectus (together with any supplement thereto) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;
(f)    Neither the Company, OpCo nor any of their subsidiaries have, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with their businesses, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company, OpCo and their subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company, OpCo and their subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise or settlement, if any, of stock options or restricted stock units, respectively, or the award, if any, of stock options, restricted stock units or restricted stock in the ordinary course of business pursuant to the Company’s or OpCo’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon conversion or exchange of Company or OpCo securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company, OpCo or any of their subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders' equity or results of operations of the Company, OpCo and their subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company or OpCo to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;
(g)    The Company, OpCo and their subsidiaries have good and marketable title in fee simple to all material real property owned by them and good and marketable title to all material personal property (other than with respect to intellectual property which is addressed exclusively in subsection (ff)) owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, OpCo and their subsidiaries; and any real property and buildings held under lease by the Company, OpCo and their subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the effects of (x) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally and (y) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity)) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company, OpCo and their subsidiaries, taken as a whole;
(h)    Each of the Company, OpCo and each of their subsidiaries has been (i) duly incorporated or organized, as applicable, and is validly existing and in good standing (to the extent such concept is recognized in such jurisdiction) under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing (to the extent such concept is recognized in such jurisdiction) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company has been listed in Exhibit 21.1 to the Registration Statement, except as permitted by Item 601(b)(21) of Regulation S-K; all references in this Agreement to “subsidiaries” shall be construed as referring only to the subsidiaries of the Company listed in Exhibit 21.1 to the Registration Statement;
(i)    The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the capital stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued equity interests of OpCo and each other subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares or as otherwise set forth in the Pricing Disclosure Package) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims described in the Pricing Prospectus and the Prospectus or that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(j)    The Shares to be issued and sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;
(k)    The issue and sale of the Shares to be sold by the Company and the compliance by the Company and OpCo with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company, OpCo or any of their subsidiaries is a party or by which the Company, OpCo or any of their subsidiaries is bound or to which any of the property or assets of the Company, OpCo or any of their subsidiaries is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company, OpCo or any of their subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any Governmental Authority (as defined below) or other body having jurisdiction over the Company, OpCo or any of their subsidiaries or any of their properties, except, in the case of clauses (A) and (C) for such defaults, conflicts, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority or body is required for the issuance of the Shares to be sold by the Company and the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter, the listing rules of the Nasdaq Global Select Market (the “Exchange”) or that would not impair the ability of the Company to issue and sell the Shares to be issued and sold by it or to consummate the transactions contemplated by this Agreement and the Pricing Prospectus;
(l)        None of the Company, OpCo nor any of their subsidiaries is (i) in violation of its certificate of incorporation, by-laws, limited partnership agreement or operating agreement (or other applicable organization document), as applicable, (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, OpCo or any of their subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii) for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect;
(m)    The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Securities”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “U.S. Federal Income Tax Considerations for Non-U.S. Holders” and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;
(n)    Other than as set forth in the Pricing Prospectus, there are no legal, governmental or self-regulatory proceedings pending to which the Company or any of its subsidiaries or, to the Company's knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company's knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate have a Material Adverse Effect; and, to the Company's knowledge, no such proceedings are threatened or contemplated by any Governmental Authority or others; such legal, governmental or self-regulatory proceedings include, but are not limited to, (i) any investigation with respect to any cease-and-desist order, consent agreement, any commitment letter or similar undertaking to, memorandum of understanding or other regulatory enforcement action, proceeding or order or (ii) any directive by, or any supervisory letter from, the Commission, FINRA or any other applicable self-regulatory organization, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its subsidiaries (each, a “Governmental Authority”) that currently restricts in any material respect the conduct of the business of the Company or its subsidiaries or that relates to their capital adequacy, their credit policies, their management or their business (each, a “Regulatory Agreement”). Neither the Company nor OpCo nor any of their subsidiaries has been advised by any Governmental Authority that it is considering issuing or requesting any such Regulatory Agreement or that they may be subject to an investigation, audit or other examination which is likely to lead to the imposition of any civil monetary or other penalties. There is no unresolved violation, criticism or exception by any Governmental Authority with respect to any report or statement relating to any examinations of the Company, OpCo or any of their subsidiaries which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor OpCo nor any of its subsidiaries nor any of their respective officers, directors or employees has been the subject of any disciplinary proceedings or orders of any Governmental Authority arising under applicable laws or regulations which would be required to be disclosed on the Form BD of a Broker-Dealer Subsidiary, except as disclosed thereon, and no such disciplinary proceeding or order is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, do grounds exist for any such material action by any Governmental Authority; and except as disclosed on such Form BD, neither the Company nor OpCo nor any of their subsidiaries nor any of their respective officers, directors or employees has been enjoined by the order, judgment or decree of any

Governmental Authority from engaging in or continuing any conduct or practice in connection with any Company, OpCo or subsidiary activity;
(o)    The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Pricing Disclosure Package, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
(p)    [Reserved];
(q)    Ernst & Young LLP, who have certified certain financial statements of the Company, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;
(r)    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) complies with the applicable requirements of the Exchange Act, (ii) has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company and OpCo’s internal controls over financial reporting are effective and neither the Company nor OpCo is aware of any material weaknesses in the Company’s internal control over financial reporting other than as disclosed in the Pricing Disclosure Package and the Prospectus; provided, that, it is understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law;
(s)    Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company's internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company's internal control over financial reporting;
(t)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;
(u)    This Agreement has been duly authorized, executed and delivered by the Company;
(v)    All statistical or market-related data included in the Registration Statement, the Preliminary Prospectus or the Pricing Prospectus are based on or derived from sources that are reasonably believed to be reliable and accurate, and no consent for the use of such data is required other than those consents that have been obtained;
(w) All federal, state, local and foreign tax returns required to be filed by the Company, OpCo or any of their subsidiaries have been timely filed or extensions to file such returns have been timely requested (except in any case in which the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and except in any case where the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect, and no unpaid tax deficiency has been determined adversely to the

Company, OpCo or any of their subsidiaries which has had (nor does the Company, OpCo nor any of their subsidiaries have any written notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company, Opco or their subsidiaries and which could reasonably be expected to have) a Material Adverse Effect;
(x) Other than New York State stock transfer tax, there are no transfer taxes or other similar fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof required to be paid in connection with the execution and delivery of this Agreement;
(y)    The Company, OpCo and each of their subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as are reasonably believed to be adequate for the conduct of their respective businesses and the value of their respective properties;
(z)     The Company, OpCo and each of their subsidiaries have such registrations with and permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of, governmental or regulatory authorities (“Permits”), in each case as are necessary under applicable law to own the properties and conduct the businesses of the Company, OpCo and each of their subsidiaries in the manner described in the Pricing Prospectus, except where the failure to have any such Permit would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company, OpCo and their subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, in each case except for any such failure or event that would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and its subsidiaries, and, to the Company’s and OpCo’s knowledge, each of their respective officers, partners, directors, affiliates and employees, is a member in good standing of each federal, state or foreign exchange, board of trade, clearing house, association, self-regulatory or similar organization, in each case as are necessary to own the properties and conduct the businesses of the Company, OpCo and each of their subsidiaries in the manner described in the Pricing Prospectus, except to the extent any such failure to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect;
(aa) (i) None of the Company, OpCo or any of their subsidiaries (other than Perella Weinberg Partners LP and Tudor, Pickering, Holt & Co. Securities LLC (each, a “Broker-Dealer Subsidiary”)) is required to register as a broker-dealer under the Exchange Act and the rules and regulations of the Commission thereunder or the securities laws of any state; (ii) to the Company’s and OpCo’s knowledge, no officer, partner, director, affiliate or employee of the Company, OpCo or any of their subsidiaries is, or will as a result of the transactions contemplated by this Agreement be, required to register as a broker-dealer under the Exchange Act and the rules and regulations of the Commission thereunder or the securities laws of any state, other than such officers, partners, directors, affiliates and employees of the Company, OpCo or any of their subsidiaries who are so registered under the Exchange Act and in such jurisdictions as of the date hereof; (iii) each Broker-Dealer Subsidiary is (x) duly registered with the Commission, licensed and qualified as a broker-dealer under the Exchange Act and the rules and regulations of the Commission thereunder, (y) the securities laws of each state where the conduct of its respective business requires such registration, license or qualification and such registrations, licenses or qualifications have not been suspended, revoked or rescinded and remain in full force and effect and (z) is duly registered and is in good standing with FINRA and each self-regulatory organization of which it is required to be a member; and (iv) all persons associated with a Broker-Dealer Subsidiary are duly registered with any self-regulatory organization and each jurisdiction where the association of such persons with a Broker-Dealer Subsidiary requires such registration, and such registrations have not been suspended, revoked or rescinded and remain in full force and effect (except, in the case of clauses (iii) and (iv), to the extent any such failure to be so registered or suspension, revocation or rescission of such registration would not, individually or in the aggregate, have a Material Adverse Effect). The operations of each Broker-Dealer Subsidiary have been conducted in compliance with all applicable requirements of the Exchange Act and the rules and regulations of the Commission and each applicable self-regulatory organization and state securities regulatory authority in all material respects. Other than with respect to customers that are subsidiaries of the Company or OpCo, the business activities engaged in by a Broker-

Dealer Subsidiary do not involve the handling of customer funds or securities. None of the Company, OpCo, any of their subsidiaries or, to the Company’s and OpCo’s knowledge, any of their respective Associated Persons (as defined under the Exchange Act or the by-laws of FINRA, as applicable), is (i) ineligible or disqualified pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as a person “associated” with a broker-dealer, (ii) subject to “statutory disqualification” (as such term is defined in Section 3(a)(39) of the Exchange Act) or (iii) is subject to a disqualification that would be a basis for censure or suspension or revocation of registration as a securities broker-dealer under Section 15 of the Exchange Act, or similar state law (except in the cases of clauses (i), (ii) and (iii), to the extent that any such disqualification would not, individually or in the aggregate, have a Material Adverse Effect);
(bb)    Perella Weinberg UK Limited is duly authorized by the UK Financial Conduct Authority (the “FCA”) pursuant to Part 4A of FSMA to conduct the following regulated activities, subject to applicable limitations and requirements set forth in such authorization: (i) to agree to carry on a regulated activity, (ii) to arrange (bring about) deals in investments, (iii) to advise on investments, (iv) to make arrangements with a view to transactions in investments, (v) to receive and transmit orders, and (vi) to do placing of financial instruments on a non-firm commitment basis. Perella Weinberg Partners France SAS is duly authorized by the French Autorité de Contrôle Prudentiel et de Resolution (“ACPR”) and the Autorité des Marches Financiers to carry out the following investment services: (i) reception and transmission of orders in relation to one or more financial instruments, and (ii) investment advice;
(cc)        No additional authorizations from, to or with the FCA, or any self-regulatory organization, court, administrative agency or commission or other governmental agency, authority, or instrumentality are required to be obtained or made in order for Perella Weinberg UK Limited to conduct their respective businesses as described in the Pricing Prospectus and Prospectus, except for such authorizations, the failure of which to obtain or make, would not, singly or in the aggregate, have a Material Adverse Effect;
(dd) Tudor, Pickering, Holt & Co. Securities – Canada, ULC, is a registered broker-dealer and member in good standing of the Investment Industry Regulatory Organization of Canada (“IIROC”) and neither the Company nor any other subsidiary is required to be so registered;
(ee)    The Company, OpCo and each of their applicable subsidiaries have duly filed with the Commission, FINRA, the FCA, the ACPR and IIROC, as the case may be, in correct form in all material respects the reports, data, other information returns and other applications required to be filed under applicable laws and regulations and such reports, data, other information returns and other applications were complete and accurate and in compliance with the requirements of applicable laws and regulations in all material respects as of the time of filing and are complete and accurate and in compliance with the requirements of applicable laws and regulations in all material respects, provided that information as of a later date shall be deemed to modify information as of an earlier date; the Company and OpCo have previously delivered or made available to the Underwriter, to the extent the Underwriter has requested the same, accurate and complete copies of all such reports, data, other information returns and other applications; neither the Company, OpCo nor any of their applicable subsidiaries (i) is subject to any formal or informal enforcement or supervisory action by the Commission, FINRA, the FCA, ACPR or IIROC (except as otherwise disclosed in the Pricing Disclosure Package or the Prospectus and except as would not, individually or in the aggregate, have a Material Adverse Effect) or (ii) expects to be subject to any formal or informal enforcement or supervisory action by the Commission, FINRA, the FCA, ACPR or IIROC;
(ff) The Company, OpCo and each of their subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted, and to their knowledge, the conduct of their respective businesses does not and will not infringe any such intellectual property rights of a third party, nor have they received any notice thereof from a third party that is undisclosed as of the date hereof, except in each case that would not, individually or in the aggregate, reasonably be expect to have a Material Adverse Effect;

(gg)     None of the Company, OpCo or any of their subsidiaries nor, to the knowledge of the Company and OpCo, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, OpCo or any of their subsidiaries has, in the previous five years, (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or knowingly indirect unlawful payment; or (iii) violated or is in violation, in any material respect, of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); for the previous five years, the Company and its subsidiaries have conducted their businesses in material compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote compliance with such laws and with the representations and warranties contained herein; neither the Company nor any of its subsidiaries will use, directly or knowingly indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in material violation of Anti-Corruption Laws;
(hh) The operations of the Company and its subsidiaries are and, for the past five years, have been conducted at all times in material compliance with the requirements of all applicable federal, state and foreign laws, rules and regulations, including, but not limited to laws governing transactions in securities, futures and other financial instruments or anti-money laundering laws, such as the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, and no action, suit or proceeding by or before any Governmental Authority or other body or any arbitrator involving the Company or any of its subsidiaries with respect to these laws, rules and regulations is pending or, to the knowledge of the Company, threatened;
(ii) None of the Company, OpCo nor any of their subsidiaries nor, to the knowledge of the Company or OpCo, any director, officer, agent, employee or affiliate of the Company, OpCo or any of their subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government through the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, or the United Nations Security Council (collectively, “Sanctions”), located, organized, or resident in a country or territory that is the subject or target of comprehensive Sanctions (at the time of this agreement, Cuba, Iran, North Korea, Syria, and the Crimea region) (a “Sanctioned Jurisdiction), and the Company will not directly or knowingly indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding, is the subject or the target of Sanctions, or in any Sanctioned Jurisdiction, each to the extent in violation of Sanctions, or (ii) in any other manner that will result in a violation by any person participating in the transaction (whether as underwriter, advisor, investor or otherwise) of Sanctions; neither the Company nor any of its subsidiaries is engaged in, or has, at any time in the past five years, engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction, each of the foregoing to the extent in violation of Sanctions; the Company and its subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions;
(jj)    The audited consolidated financial statements (including the related notes thereto) of the Company included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved; and the other financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus has been derived from the accounting records of the Company and presents fairly in all material respects the information shown thereby. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;
(kk) The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; the Company and its subsidiaries have implemented and maintained reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any material incidents under internal review or investigations relating to the same; the Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification;
(ll) Neither the Company nor OpCo has taken and neither will take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares;
(mm) Except to the extent restricted by applicable corporate or other organizational law or by applicable regulatory net capital rules to which they are subject or otherwise, in each case as described in the Pricing Prospectus, neither OpCo nor any other subsidiary of the Company is currently prohibited, directly or indirectly, from making distributions on such subsidiary’s capital stock or other equity interests or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company; and
(nn) From the time of initial confidential submission of a registration statement relating to the Shares with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”).
2.    Subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company at a purchase price per share of $____, 3,502,033 Shares.
3.    Upon the authorization by you of the release of the Shares, the Underwriter proposes to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.
4.    (a) The Shares to be purchased by the Underwriter, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriter, through the facilities of the Depository Trust Company (“DTC”), for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company to the Underwriter at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Shares, 9:30 a.m., New York time, on January ___, 2022 or such other time and date as the Underwriter and the Company may agree upon in writing. Such time and date for delivery of the Shares is herein called the “Time of Delivery”.
(b)    The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 8(l) hereof will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017 or such other location as the Company and the Underwriter shall agree (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at the Time of Delivery. A meeting (which may be telephonic or via other customary means of telecommunication) will be held at ___ p.m., New York City time (or such other time as the Underwriter and the Company may agree upon), on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
5.    The Company agrees with the Underwriter:
(a)    To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;
(b)    Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction;
(c)    Prior to 10:00 a.m., New York City time, on the second New York Business Day following the date of this Agreement and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus, to notify you and upon your request to prepare and furnish without charge to the Underwriter and to any dealer in securities (whose name and address the Underwriter shall furnish to the Company) as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
(d)    To make generally available to its securityholders (which may be satisfied by furnishing with the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”)) as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
(e)    During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the "Company Lock-Up Period"), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (A) the Shares to be sold hereunder or issued pursuant to employee stock option or other equity compensation plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, (B) one or more registration statements on Form S-8, including any supplement or amendment, to register with the Commission the issuances permitted under clause (A), (C) in connection with the exchange of Class A partnership units of OpCo and the Company’s Class B common stock, (D) one or more registration statements, including any amendments or supplements thereto, and/or prospectus supplements in connection with any exchanges permitted under clause (C), (E) in connection with one or more acquisitions of another company, provided that not more than an aggregate of 10% of the outstanding shares of Stock as of the Time of Delivery may be issued during the Company Lock-up Period in such acquisition or acquisitions) and (F) one or more amendments, including post-effective amendments, or supplements to the registration statement filed by the Company with the Commission on July 15, 2021 (File No. 333-257924) without the prior written consent of the Underwriter;
(f)    During a period of three years from the effective date of the Registration Statement, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, that no reports, documents or other information needs to be furnished pursuant to this Section 5(f) to the extent they are available on EDGAR;
(g)    During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, that no reports, documents or other information needs to be furnished pursuant to this Section 5(g) to the extent they are available on EDGAR or to the extent the provision of which would require public disclosure by the Company under Regulation FD, and provided, further, that the Company may satisfy the requirements of this subsection by making any such report, communication or information generally available on its website;
(h)    To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i)    To use its best efforts to list for trading, subject to official notice of issuance, the Shares on the Exchange;
(j)    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission's Informal and Other Procedures (16 CFR 202.3a);
(k)    Upon the reasonable request of the Underwriter, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by the Underwriter for a term lasting as long as the Shares are still being offered for purchase for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be directly or indirectly assigned, sublicensed, pledged or transferred by the Underwriter; and the Underwriter agrees that the above website will be of high quality and will display content and offer products and services that reflect the high levels of quality associated with the Company and with the Underwriter; the Underwriter agrees that the Company has the right to approve in advance all uses and placements of its trademarks, servicemarks and logos on the website, provided that, once a use is approve, no future approval is required unless material changes are made; if the Underwriter materially breaches its quality control obligations and does not cure the same within 10 days after written notice from the Company, the Company may terminate the License; and
(l)    To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the Time of Delivery.
6.    (a)    The Company represents and agrees that it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and the Underwriter represents and agrees that it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus;
(b)    [Reserved];
(c)     [Reserved];
(d)    The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any oral or written communication with potential investors undertaken in reliance on Section 5(d) of and/or Rule 163B under the Act (“Testing-the-Waters Communication”); and (ii) it has not distributed, or authorized any other person to distribute, any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act;
(e)    The Underwriter represents and agrees that it has not undertaken any Testing-the-Waters Communications;
7.    The Company and OpCo covenant and agree with one another and the Underwriter that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriter in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7; provided, however, that the amounts payable by the Company pursuant to clauses (iii) and (v) for fees and disbursements of counsel for the Underwriter described in clauses (iii) and (v) shall not exceed $30,000 in the aggregate. It is understood, however, that, except as provided in this Section, and Sections 9 and 11 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.
8.    The obligations of the Underwriter hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and OpCo herein are, at and as of the Applicable Time and the Time of Delivery, true and correct, the condition that the Company shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:
(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission no stop order suspending or preventing the use of the Pricing Prospectus or Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
(b)    Davis Polk & Wardwell LLP, counsel for the Underwriter, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
(c)    Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated as of the Time of Delivery, in form and substance satisfactory to you;
(d)    On the date of the Prospectus, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;
(e) On the date of the Prospectus and also at the Time of Delivery, the Company’s Chief Financial Officer, shall have furnished to you, a certificate, dated the date of the Prospectus and the Time of Delivery, in form and substance satisfactory to you;
(f)    (i) Neither the Company, OpCo nor any of their subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of (i) the exercise or settlement, if any, of stock options or restricted stock units, respectively, or the award, if any, of stock options, restricted stock units or restricted stock in the ordinary course of business pursuant to the Company’s or OpCo’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon conversion or exchange of Company or OpCo securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company, OpCo or any of their subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders' equity or results of operations of the Company, OpCo and their subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Company or OpCo to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(g)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;
(h)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) (which, for the avoidance of doubt, will exclude any national emergency declared or other similar event as a result of the COVID-19 pandemic) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;
(i)    The Shares to be sold at the Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;
(j)    The Company shall have obtained and delivered to the Underwriter executed copies of an agreement from each officer, director or stockholder of the Company listed on Schedule II hereto, substantially to the effect set forth in Annex I hereto in form and substance satisfactory to you;
(k)    The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;
(l)    The Company and OpCo shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and OpCo, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and OpCo, respectively, herein at and as of the Time of Delivery, as to the performance by the Company and OpCo of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, as to such other matters as you may reasonably request, and the Company and OpCo shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section 8; and
(m)     FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.
9.    (a) The Company and OpCo, jointly and severally, will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and OpCo shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with the Underwriter Information.
(b)    The Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration

Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any roadshow or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any roadshow in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to the Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by the Underwriter expressly for use therein; it being understood and agreed upon that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting”, and the information contained in the sixth and seventh paragraphs under the caption “Underwriting”.
(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties except to the extent that local counsel or counsel with specialized expertise (in addition to any regular counsel) is required to effectively defend against any such action or proceeding. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and OpCo on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and OpCo on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and OpCo on the one hand and the

Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and OpCo bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or OpCo on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, OpCo and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(e)    The obligations of the Company and OpCo under this Section 9 shall be in addition to any liability which the Company and OpCo may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act and each broker-dealer or other affiliate of the Underwriter; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or OpCo within the meaning of the Act.
10.    The respective indemnities, agreements, representations, warranties and other statements of the Company, OpCo and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company or OpCo, or any officer or director or controlling person of the Company or OpCo and shall survive delivery of and payment for the Shares.
11.    If for any reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriter through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and OpCo shall then be under no further liability to the Underwriter except as provided in Sections 7 and 9 hereof.
12.    In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriter to properly identify its clients.
All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail to JMP Securities LLC at 600 Montgomery Street, Suite 1100, San Francisco, California 94111.
13.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company, OpCo and, to the extent provided in Sections 9 and 10 hereof, the officers and directors of the Company, OpCo and each person who controls the Company, OpCo or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.
14.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission's office in Washington, D.C. is open for business.
15.    The Company and OpCo acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company and OpCo, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or OpCo, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company or OpCo with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or OpCo on other matters) or any other obligation to the Company or OpCo except the obligations expressly set forth in this Agreement and (iv) the Company and OpCo has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and OpCo agree that they will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or OpCo, in connection with such transaction or the process leading thereto.
16.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, OpCo and the Underwriter, or any of them, with respect to the subject matter hereof.
17.    This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.
18.    THE COMPANY, OPCO AND THE UNDERWRITER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
19.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
20.    Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, "tax structure" is limited to any facts that may be relevant to that treatment.
21. Recognition of the U.S. Special Resolution Regimes.
(a)In the event that the Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Underwriter that is a Covered Entity or a BHC Act Affiliate of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c) As used in this section:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter, the Company and OpCo.
[Signature Pages Follow]

Very truly yours,	Perella Weinberg Partners
By:
Name:
Title:

PWP Holdings LP
By:
Name:
Title:

Accepted as of the date hereof

JMP Securities LLC

By:
Name:
Title:

SCHEDULE I
Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package
The offering price per share for the Shares is $[       ]
The number of Shares purchased by the Underwriter is 3,502,033.

SCHEDULE II

Name of Officer, Director or Stockholder	Address
PWP Professional Partners LP	767 Fifth Avenue, New York, New York 10153
Peter A. Weinberg	767 Fifth Avenue, New York, New York 10153
Joseph R. Perella	767 Fifth Avenue, New York, New York 10153
Robert K. Steel	767 Fifth Avenue, New York, New York 10153
Gary S. Barancik	767 Fifth Avenue, New York, New York 10153
Dietrich Becker	767 Fifth Avenue, New York, New York 10153
Andrew Bednar	767 Fifth Avenue, New York, New York 10153
Vladimir Shendelman	767 Fifth Avenue, New York, New York 10153
Jorma Ollila	767 Fifth Avenue, New York, New York 10153
Ivan G. Seidenberg	767 Fifth Avenue, New York, New York 10153
Jane C. Sherburne	767 Fifth Avenue, New York, New York 10153
Daniel G. Cohen	767 Fifth Avenue, New York, New York 10153
FinTech and certain of its affiliates

ANNEX I
[FORM OF LOCK-UP AGREEMENT]
Perella Weinberg Partners
Lock-Up Agreement
[●], 20[●]

JMP Securities LLC
600 Montgomery Street, Suite 1100
San Francisco, CA 94111

Re: Perella Weinberg Partners - Lock-Up Agreement

Ladies and Gentlemen:
The undersigned understands that JMP Securities LLC, as underwriter (the “Underwriter”) proposes to enter into an underwriting agreement (the "Underwriting Agreement") with Perella Weinberg Partners, a Delaware corporation (the “Company”), and PWP Holdings LP (“OpCo”), a Delaware limited partnership, providing for a public offering (the "Offering") of Class A common stock, par value $0.0001 per share (“Stock”), of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).
In consideration of the agreement by the Underwriter to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date that is 90 days after the date set forth on the final prospectus used to sell the Shares (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Shares, or any options or warrants to purchase any Shares, or any securities convertible into, exchangeable for or that represent the right to receive Shares, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively, the "Undersigned's Shares"). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.
Notwithstanding the foregoing, the undersigned may transfer or dispose of the Undersigned’s Shares:
i.as a bona fide gift or gifts (including donations to one or more charitable organizations), provided that the donee or donees thereof agree to be bound in writing by the restrictions on transfer set forth herein;
ii.to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions on transfer set forth herein, and provided further that any filing under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), reporting a reduction in beneficial ownership shall indicate in the footnotes thereto that the filing relates to the applicable circumstances described in this clause, and no other public announcement shall be required or shall be made voluntarily in connection with such transfer;
iii.if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933) of the undersigned or the immediate family of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned or affiliates or immediate family of the undersigned, or (B) as part of a distribution, transfer or disposition without consideration by the undersigned to its stockholders, shareholders, partners, members, beneficiaries or other equity holders; provided, however, that in the case of any transfer or disposition contemplated by clauses (A) or (B) of this clause (iii), it shall be a condition to the transfer or disposition that the transferee execute an agreement stating that the transferee is receiving and holding such securities subject to the restrictions on transfer set forth herein and there shall be no further transfer of such securities except in accordance with this Lock-Up Agreement;
iv.to the Company in connection with the exercise or settlement of options, warrants or other rights to acquire shares of Stock or any security convertible into or exercisable for shares of Stock in accordance with their terms (including the vesting or settlement of restricted stock units and including, in each case, by way of net exercise and/or to cover withholding tax obligations in connection with such exercise, vesting or settlement) pursuant to an employee benefit plan, option, warrant or other right disclosed in the final prospectus for the Offering, provided that any such shares issued upon exercise of such option, warrant, restricted stock unit or other right shall be subject to the restrictions on transfer set forth herein; provided that any filing under Section 16 of the Exchange Act reporting a reduction in beneficial ownership shall indicate in the footnotes thereto that the filing relates to the applicable circumstances described in this clause, and no other public announcement shall be required or shall be made voluntarily in connection with such transfer;
v.as transfers by will or intestacy, provided that the legatee, heir or other transferee, as the case may be, agrees to be bound in writing by the restrictions on transfer set forth herein and provided further that any required filing under Section 16 of the Exchange Act shall indicate in the footnotes thereto that the filing relates to the circumstances described in this clause and no other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition;
vi.to any immediate family member, provided that such family member agrees to be bound by the restrictions on transfer set forth herein and provided further that any required filing under Section 16 of the Exchange Act shall indicate in the footnotes thereto that the filing relates to the circumstances described in this clause and no other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition;
vii.pursuant to (A) a court order or order of a regulatory agency or (B) a settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union, provided that such transferee agrees to be bound by the restrictions on transfer set forth herein and provided further that any required filing under Section 16 of the Exchange Act shall indicate in the footnotes thereto that the filing relates to the circumstances described in this clause and no other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition;

viii.to the Company pursuant to agreements under which the Company has a right to repurchase shares with respect to transfers of such shares upon termination of service of the undersigned or otherwise, including pursuant to the Sponsor Share Surrender and Share Restriction Agreement, dated as of December 29, 2020, as amended by that certain Amendment to Sponsor Share Surrender and Share Restriction Agreement, dated as of May 4, 2021, by and among the Company, OpCo, FinTech Investor Holdings IV, LLC, FinTech Masala Advisors, LLC, and the other parties thereto;
ix.pursuant to a trading plan that complies with Rule 10b5-1 under the Exchange Act that is existing as of the date hereof;
x.acquired in open market transactions after the Offering;
xi.in connection with a purchase by the Company of any of the undersigned’s OpCo Class A partnership units or shares of the Company’s Class B common stock, par value $0.0001 per share, with the proceeds of the Offering as described in the final prospectus for the Offering; or
xii.with the prior written consent of the Underwriter.
Notwithstanding anything to the contrary, in the case of clauses (i) and (x) and, unless the undersigned is an officer of the Company, clause (viii), above, no filing under the Exchange Act or any other public filing or disclosure of such transfer or disposition reporting a reduction in beneficial ownership shall be required or voluntarily made during the Lock-up Period (other than, in the case of clause (viii), a filing under Section 13 of the Exchange Act that is required to be filed during the Lock-Up Period), and in the case of clauses (i), (ii), (v) and (vi), any such transfer shall not involve a disposition for value.
Further, this Lock-Up Agreement shall not restrict or prohibit the establishment or modification of any trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Undersigned’s Shares, provided that such plan does not provide for any transfers of Stock during the Lock-Up Period and provided further that no filing under the Exchange Act or any other public filing or disclosure of such trading plan shall be required or voluntarily made during the Lock-up Period.
Additionally, this Lock-Up Agreement shall not restrict any sale, disposal or transfer of the Undersigned’s Shares to a bona fide third party pursuant to a tender offer for securities of the Company or any merger, consolidation or other business combination involving a Change of Control (as defined below) of the Company occurring after the settlement of the Offering, that, in each case, has been approved by the board of directors of the Company; provided that all of the Undersigned’s Shares subject to this Lock-Up Agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Lock-Up Agreement; and provided, further, that it shall be a condition of such transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the Undersigned’s Shares subject to this Lock-Up Agreement shall remain subject to the restrictions on transfer set forth herein. For the purposes of this paragraph, “Change of Control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 50% of the total voting power of the voting share capital of the Company.
For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.
The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares, except in compliance with the foregoing restrictions.

Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of the following: (i) the Company advises the Underwriter in writing, that it has determined not to proceed with the Offering, (ii) the Company files an application with the SEC to withdraw the registration statement related to the Offering, (iii) the Underwriting Agreement is executed but is terminated (other than with respect to the provisions thereof which survive termination) prior to payment for and delivery of the Shares to be sold thereunder or (iv) February 1, 2022, in the event that the Underwriting Agreement has not been executed by such date.
This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the United States federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
The undersigned understands that the Company and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.
[Signature Page Follows]

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title